Exhibit 10.3

ASSIGNMENT OF LEASE

This Assignment of Lease (the “Assignment”) is made and effective October 6, 2014,

BETWEEN:	US Mine Corporation (the "Lessee/Assignor"), a company organized and existing under the laws of the State of Nevada, with its head office located at:

3090 Boeing Road
Cameron Park, CA 95682

AND:	Purebase, Inc., (the "Assignee"), a corporation organized and existing under the laws of the State of Nevada, with its head office located at:

3090 Boeing Road
Cameron Park, CA 95682

FOR THE VALUE SET FORTH HEREIN,  the undersigned Assignor hereby assigns, transfers and sets over to Assignee all rights, title and interest held by the Assignor in and to the BLM Preference Right Lease  (the “Lease”) between the US Bureau of Land Management (as “Lessor”) and Rulco LLC (the “Original Lessee”)  entered into on January 4, 2010 (Exhibit A) and as assigned by the Original Lessee to US Mine Corporation effective May 2, 2013 (Exhibit B).

1.	TERMS

a.
The Assignor warrants and represents that the Lease is in full force and effect and all payments and obligation are current. The Assignor further warrants and represents that it is in full compliance with all term or conditions of the Lease and is not in default (whether declared or not) under the Lease.

b.
The Assignee hereby assumes and agrees to perform all the remaining and executory obligations of the Assignor under the Lease including the future Lease Payments and Minimum Exploration Expenditures and agrees to indemnify and hold the Assignor harmless from any claim or demand resulting from non-performance by the Assignee.

c.	The Assignor warrants that the Lease is without modification, and remains on the terms contained therein.

d.
The Assignor further warrants that it has full right and authority to transfer said Lease and that the contract rights herein transferred are free of lien, encumbrance or adverse claim. Assignor as delivered to Assignee the Lessors’ consent to this assignment.

e.	This assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

2.	CONDITIONS TO ASSIGNMENT

a.
The assignment of the Lease shall be conditional upon: (i) the Assignor’s payment of the Initial ($25,000) and the first four (2011-2014) Anniversary Lease Payments of $30,000 each; and (ii) the release of all existing third party liens on the Leased property.

b.	The assignment of the Lease shall be further conditioned on approval of the US Bureau of Land Management.

3.	LESSORS’ APPROVAL

a.
The parties hereto acknowledge that the Lease does not, by its terms, provide for the assignment of the Lease and that any assignment requires approval by the BLM . However, by execution of this Assignment of Lease both Assignor and Assignee agree that this assignment shall be in full force and effect and legally binding on the parties hereto and is intended to transfer all rights, title and interest under the Lease to the Assignee. Furthermore, Assignor agrees to fully indemnify Assignee for any costs or expenses which may be incurred by Assignee in any action challenging the legality or effect of this assignment.

IN WITNESS WHEREOF, the parties have executed this Assignment on the day and year first above written.

ASSIGNOR	ASSIGNEE

/s/ A.Scott Dockter	/s/ Todd Gauer
Authorized Signature	Authorized Signature

A.Scott Dockter, President	Todd Gauer, CFO
Print Name and Title	Print Name and Title

"Exhibit A"

Preference Rights Lease Agreement between:
US Bureau of Land Management and Rulco LLC

United States Department of the Interior

TAKE PRIDE IN AMERICA

BUREAU OF LAND MANAGEMENT
Nevada State Office
P.O. Box 12000 (1340 Financial Blvd.)
Reno, Nevada 89520-0006
http://www.blm.gov/nv/st/en.html

In Reply Refer To:
N-62445-01
3533
(NV923.m)

JAN 04 2010

CERTIFIED MAIL - RETURN RECEIPT REQUESTED
7008 0150 0002 1880 2293

Rulco LLC
112 N. Curry St.
Carson City, NV 89703

Gentlemen:

Enclosed, for your records, is an executed copy of Modified Potassium Preference Right Lease N-62445-01. The lease, which became effective on August 28, 2002, was modified in order to conform to the survey that was approved on July 22, 2009. All other terms and conditions of the lease remain unchanged.

If you have any questions, please call Elaine Lewis, Branch of Minerals Adjudication, at (775) 861-6537.

Sincerely,

Atanda Clark
Chief, Branch of Minerals Adjudication

Enclosure
Modified Potassium PRL N-62445-01 (1 cy)

cc:
NV065 (GDevere)
MMS

EXHIBIT
A

Form 3520-7
(February 2005)

UNITED STATES
DEPARTMENT OF THE INTERIOR
BUREAU OF LAND MANAGEMENT

Modified Potassium Preference Right **LEASE**

FORM APPROVED
OMB NO. 1004-0121
Expires: November 30, 2009

Serial Number
N-62445-01

PART I. LEASE RIGHTS GRANTED.

This ☑ Lease ☐ Lease Renewal entered into by and between the UNITED STATES OF AMERICA, through the Bureau of Land Management (BLM), hereinafter called lessor and *(Name and Address)*

Rulco LLC
112 N. Curry Street
Carson, City, NV 89703

REC'D - BLM - NSO
9:00 A.M. DEC 21 2009

Hereinafter called lessee, is effective *(date)* 08/28/2002, for a period of indeterminate term years,

Sodium, Sulphur, Hardrock –

☐ with preferential right in the lessee to renew for successive periods of ________ years under such terms and conditions as may be prescribed by the Secretary of the Interior, unless otherwise provided by law at the expiration of any period.

Potassium, Phosphate, Gilsonite –

☑ and for so long thereafter as lessee complies with the terms and conditions of this lease which are subject to readjustment at the end of each twenty (20) year period, unless otherwise provided by law.

Sec. 1. This lease is issued pursuant and subject to the terms and provisions of the:

☑ Mineral Leasing Act of 1920, as amended, and supplemented, 41 Stat. 437, 30 U.S.C. 181-287, hereinafter referred to as the Act;
☐ Mineral Leasing Act of Acquired Lands, Act of August 7, 1947, 61 Stat. 913, 30 U.S.C. 351-359;
☐ Reorganization Plan No. 3 of 1946, 60 Stat. 1099 and 43 U.S.C. 1201;
☐ *(Other)* ________________________________; and

to the regulations and general mining orders of the Secretary of the Interior in force on the date this lease issued.

Sec. 2. Lessor, in consideration of any bonuses, rents, and royalties to be paid, and the conditions and covenants to be observed as herein set forth, hereby grants and leases to lessee the exclusive right and privilege to explore for, drill for, mine, extract, remove, beneficiate, concentrate, or otherwise process and dispose of the potassium deposits ________________ hereinafter referred to as "leased deposits," in, upon, or under the following described lands:

Tract 1 (Initial Lease): T. 1 N., R. 38 1/2 E., MDM, Nevada
sec. 32 and 33, all, excluding Mineral Entry Patent 125568 (Pro Dia 63). Containing 1428 acres.
T. 1 N., R. 39 E., MDM, Nevada
sec. 31, all (Pro Dia 63). Containing 892 acres.

Aggregating 2320 acres.

Tract 2 (Adjusted to Conform With Official Public Land Survey):

Mount Diablo Meridian, Nevada
T. 1 N., R. 38 1/2 E.,
sec. 29, lots 3, 4, E2SE;
sec. 32, lots 1-16, N2;
sec. 33, lots 1-14, NW.

T. 1 N., R. 39 E.,
sec. 31, lots 1-18, NE, E2NW.

containing 2500.45 acres, more or less, together with the right to construct such works, buildings, plants, structures, equipment and appliances and the right to use such on-lease rights-of-way which may be necessary and convenient in the exercise of the rights and privileges granted, subject to the conditions herein provided.

sphate –

☐ In accordance with section 11 of the Act (30 U.S.C. 213), lessee may use deposits of silica, limestone, or other rock in the processing of refining of the phosphates, phosphate rock, and associated or related minerals mined from the leased lands or other lands upon payments of royalty as set forth on the attachment to this lease. *(Phosphate leases only.)*

(Continued on page 2)

PART II. TERMS AND CONDITIONS

Sec. 1. (a) RENTAL RATE – Lessee shall pay lessor rental annually and in advance for each acre or fraction thereof during the continuance of the lease at the rate indicated below:

Sulphur, Gilsonite –

☐ 50 cents for the first lease year and each succeeding lease year;

Hardrock –

☐ $1 for the first lease year and $1 for each succeeding lease year;

Phosphate –

☐ 25 cents for the first lease year, 50 cents for the second and third lease years, and $1 for each and every lease year thereafter;

Potassium Sodium –

☑ 25 cents for the first calendar year or fraction thereof, 50 cents for the second, third, fourth, and fifth calendar years respectively, and $1 for the sixth and each succeeding calendar year; or

Sodium, Sulphur, Asphalt, and Hardrock Renewal Leases –

☐ $__________ for each lease year;

(b) RENTAL CREDITS – The rental for any year will be credited against the first royalties as they accrue under the lease during the year for which rental was paid.

RECD BLM NSO DEC 21 2009

Sec. 2. (a) PRODUCTION ROYALTIES – Lessee must pay lessor a production royalty in accordance with the attached schedule. Such production royalty is due the last day of the month next following the month in which the minerals are sold or removed from the leased lands.

(b) MINIMUM ANNUAL PRODUCTION AND MINIMUM ROYALTY – (1) Lessee must produce on an annual basis a minimum amount of potassium, except when production is interrupted by strikes, the elements, or casualties not attributable to the lessee. Lessor may permit suspension of operations under the lease when marketing conditions are such that the lease cannot be operated except at a loss. (2) At the request of the lessee, made prior to initiation of the lease year, the BLM may allow in writing the payment of a $3.00 per acre or fraction thereof minimum royalty in lieu of production for any particular lease year. Minimum royalty payments must be credited to production royalties for that year.

Sec. 3. REDUCTION AND SUSPENSION – In accordance with Section 39 of the Mineral Leasing Act, 30 U.S.C. 209, the lessor reserves the authority to waive, suspend or reduce rental or minimum royalty, or to reduce royality and reserves the authority to assent to or order the suspension of this lease.

Sec. 4. BONDS – Lessee must maintain in the proper office a lease bond in the amount of $ 38,500, or in lieu thereof, an acceptable statewide or nationwide bond. The BLM may require an increase in this amount when additional coverage is determined appropriate.

Sec. 5. DOCUMENTS, EVIDENCE AND INSPECTION – At such times and in such form as lessor may prescribe, lessee must furnish detailed statements showing the amounts and quality of all products removed and sold from the lease, the proceeds therefrom, and the amount used for production purposes or unavoidably lost.

Lessee must keep open at all reasonable times for the inspection of any duly prescribed employee of lessor, the leased premises and all surface and underground improvements, work, machinery, ore stockpiles, equipment, and all books, accounts, maps, and records relative to operations, surveys, or investigations on or under the leased lands.

Lessee must either submit or provide lessor access to and copying of documents reasonably necessary to verify lessee compliance with terms and conditions of the lease.

While this lease remains in effect, information obtained under this section must be closed to inspection by the public in accordance with the Freedom of Information Act (5 U.S.C. 552).

Sec. 6. DAMAGES TO PROPERTY AND CONDUCT OF OPERATIONS – Lessee must exercise reasonable diligence, skill, and care in the operation of the property, and carry on all operations in accordance with approved methods and practices as provided in the operating regulations, having due regard for the prevention of injury to life, health or property and of waste or damage to any water or mineral deposits.

Lessee must not conduct exploration or operations, other than causal use, prior to receipt of necessary permits or approval of plans of operations by lessor.

Lessee must carry on all operations in accordance with approved methods and practices as provided in the operating regulations, and the approved mining plans in a manner that minimizes adverse impacts to the land, air, and water, to cultural, biological, visual, minerals, and other resources, and to other land uses or users. Lessee must take measures deemed necessary by lessor to accomplish the intent of this lease term. Such measures may include, but are not limited to, modification to proposed siting or design of facilities, timing of operations, and specification of interim and final reclamation procedures.

Lessor reserves to itself the right to lease, sell, or otherwise dispose of the surface or other mineral deposits in the lands and the right to continue existing uses and to authorize future uses upon or in the leased lands, including issuing leases for mineral deposits not covered hereunder or the approval of easements or rights-of-way. Lessor will condition such uses to prevent unnecessary or unreasonable interference with rights of lessee as may be consistent with concepts of multiple use and multiple mineral development.

Sec. 7. PROTECTION OF DIVERSE INTERESTS, AND EQUAL OPPORTUNITY – Lessee must: pay when due all taxes and legally assessed and levied under the laws of the State or the United States; accord all employees complete freedom of purchase; pay all wages at least twice each month in lawful money of the United States; maintain a safe working environment in accordance with standard industry practices; restrict the workday to not more than 8 hours in any one day for underground workers, except in emergencies; and take measures necessary to protect the health and safety of the public. No person under the age of 16 years must be employed in any mine below the surface. To the extent that laws of the State in which the lands are

(Continued on page 3)

(Form 3520-7, page 2)

situated are more reactive than the provisions in this paragraph, then the State laws apply.

..essee must comply with all provisions of Executive Order No. 11246 of September 24, 1965, as amended, and the rules, regulations, and relevant orders of the Secretary of Labor. Neither lessee or lessee's subcontractors must maintain segregated facilities.

Sec. 8. (a) TRANSFERS – This lease may be transferred in whole or in part to any person, association or corporation qualified to hold such lease interest.

(b) RELINQUISHMENT - The lessee may relinquish in writing at any time all rights under this lease or any portion thereof as provided in the regulations. Upon lessor's acceptance of the relinquishment, lessee must be relieved of all future obligations under the lease or the relinquished portion thereof, whichever is applicable.

Sec. 9. DELIVERY OF PREMISES, REMOVAL OF MACHINERY, EQUIPMENT, ETC. – At such time as all or portions of this lease are returned to lessor, lessee must deliver up to lessor the land leased, underground timbering, and such other supports and structures necessary for the preservation of the mine workings on the leased premises or deposits and place all wells in condition for suspension or abandonment. Within 180 days thereof, lessee must remove from the premises all other structures, machinery, equipment, tools, and materials that it elects to or as required by BLM. Any such structures, machinery, equipment, tools, and materials remaining on the leased lands beyond 180 days, or approved extension thereof, will become the property of the lessor, but lessee must either remove any or all such property or must ontinue to be liable for the cost of removal and disposal in the amount actually incurred by the lessor. If the surface is owned by third parties, lessor will waive the requirement for removal, provided the third parties do not object to such waiver. Lessee must, prior to the termination of bond liability or at any other time when required and in accordance with all applicable laws and regulations, reclaim all lands the surface of which has been disturbed, dispose of all debris or solid waste, repair the offsite and onsite damage caused by lessee's activity or activities on the leased lands, and reclaim access roads or trails.

Sec. 10. PROCEEDINGS IN CASE OF DEFAULT – If lessee fails to comply with applicable laws, now existing regulations, or the terms, conditions and stipulations of this lease, and noncompliance continues for 30 days after written notice thereof, this lease will be subject to cancellation by the lessor only by judicial proceedings. This provision will not be construed to prevent the exercise by lessor of any other legal and equitable remedy, including waiver of the default. Any such remedy or waiver will not prevent later cancellation for the same default occurring at any other time.

Sec. 11. HEIRS AND SUCCESSORS-IN-INTEREST – Each obligation of this lease must extend to and be binding upon, and every benefit hereof must inure to, the heirs, executors, administrators, successors, or assigns of the respective parties hereto.

Sec. 12. INDEMNIFICATION – Lessee must indemnify and hold harmless the United States from any and all claims arising out of the lessee's activities and operations under this lease.

Sec. 13. SPECIAL STATUTES – This lease is subject to the Federal Water Pollution Control Act (33 U.S.C. 1151-1175), the Clean Air Act (42 U.S.C. 1857 et seq.), and to all other applicable laws pertaining to exploration activities, mining operations and reclamation.

Sec. 14. SPECIAL STIPULATIONS -

REC'D - BLM - NSO
9:00 A.M. DEC 21 2009

(Section 14 continued on page 4)

(Form 3520-7, page 3)

Sec. 14. SPECIAL STIPULATIONS – (Cont.)

REC'D - BLM - NSO
9:00 AM DEC 21 2009

THE UNITED STATES OF AMERICA

Rulco LLC	By atanda Clark
(Company or Lessee Name)	(Signing Officer's Printed Name)
Genevieve E Duell	[signature]
(Signature of Lessee)	(Signing Officer)
Member	Chief, Branch of Minerals Adjudication
(Title)	(Title)
12-10-2009	JAN 4 2010
(Date)	(Date)

Title 18 U.S.C. Section 1001 makes it a crime for any person knowingly and willfully to make to any department or agency of the United States false, fictitious or fraudulent statements or representations as to any matter within its jurisdiction.

(Continued on page 5)

(Form 3520-7, page 4)

NOTICES

The Privacy Act of 1974 and the regulation in 43 CFR 2.48(d) provide that you be furnished with the following information required by this application.
AUTHORITY: 30 U.S.C. 181 et seq., 43 U.S.C. 3500
PRINCIPAL PURPOSE: The BLM will use the information you provide to verify your compliance with lease terms.

ROUTINE USES: The BLM will disclose information to: (1) appropriate Federal, State, local or foreign agencies when relevant to civil, criminal, or regulatory investigations or prosecutions; (2) appropriate Federal agencies when their concurrence is required before BLM grants a right in public lands or resources; (3) a member of the public in response to a specific request for pertinent information; (4) a congressional office in response to an inquiry made at the request of an individual; and (5) to a consumer reporting agency to expedite collecting debts owed the government.
EFFECT OF NOT PROVIDING INFORMATION: Filing of the information is required to obtain and keep a benefit. If you do not provide the information, BLM may seek to cancel your lease.

The Paperwork Reduction Act of 1995 requires us to inform you that:
The BLM collects this information to comply with the regulations at 43 CFR 3500, which implement the provisions of the Mineral Leasing Act of 1920, as amended; the Mineral Leasing Act for Acquired Land of 1947; and section 402 of Reorganization Plan No. 3 of 1946.
The BLM uses the information to verify that you are complying with lease terms.
Response to this request is required to obtain and keep a benefit.
The BLM would like you to know that you do not have to respond to this or any other Federal agency-sponsored information collection unless it displays a currently valid OMB control number.

BURDEN HOURS STATEMENT: Public reporting burden for this form is estimated to average 300 hours per response, including the time for reviewing instructions, gathering, and maintaining data, and completing and reviewing the form. Direct comments regarding the burden estimate or any other aspect of this form to U.S. Department of the Interior, Bureau of Land Management (1004-0121), Bureau Information Collection Clearance Officer (WO-630), 1849 C Street, N.W., Mail Stop 401 LS, Washington D.C. 20240.

REC'D - BLM - NSO
9:00 AM DEC 21 2009

(Form 3520-7, page 5)

“Exhibit B”

BLM Approval of Assignment to US Mine Corp. dated May 2, 2013

United States Department of the Interior

BUREAU OF LAND MANAGEMENT
Nevada State Office
1340 Financial Boulevard
Reno, Nevada 89502-7147
http://www.blm.gov/nv

In Reply Refer To:
NVN06244501
3500 (NV923g)

MAY 0 2 2013

NOTICE

US Mine Corporation
3090 Boeing Road
Cameron Park, CA 95682

: Preference Right Lease

Approval of Assignment

Effective February 1, 2013, the BLM Nevada State Office approved a potassium preference right lease record title assignment on lease NVN06244501. The lease retains all of its original terms and conditions.

You are responsible for the annual lease rental payment which is due in advance before January 1 of each year, whether or not you receive a Notice of Rental Due, or courtesy notice. Pursuant to 43 CFR 3504.15, the annual rental rate for potassium is: \$.25 for year 1, \$.50 for years 2 - 5, and \$1 for year 6 and on. The rental rate is per acre and fractional acreage is rounded up to the next highest acre.

You must pay royalties on any production from your lease in accordance with the terms specified in the lease. Pursuant to 43 CFR 3504.21, the royalty rate for potassium is 2% of the quantity or gross value of the output of potassium compounds and related products at the point of shipment to market. At the request of the lessee, made prior to initiation of the lease year, the BLM may allow in writing the payment of a \$3 per acre or fraction thereof minimum royalty in lieu of production for any particular lease year. Any lease rental payment is credited against the minimum royalty payment amount due, and then minimum royalty payments must be credited to production royalties for that year (43 CFR 3504.25).

All rental and royalty payments must be made directly to the Office of Natural Resources Revenue (ONRR). Any questions you may have regarding payments and reports should be directed to that office.

To ensure that ONRR properly credits your rental and royalty payments to the appropriate lease, please identify the entire lease serial number on the face of your remittance. Additional payment information can be found on ONRR's website, www.onrr.gov.

Address changes must be submitted to both the BLM and ONRR. The procedures and form for submitting an address change can be found on ONRR's website. Lease status questions, address changes, and all other lease matters should be directed to the BLM at the address given in the letterhead of this notice.

A courtesy notice is usually issued by ONRR 75 days prior to the date in which the annual rental is due. To expedite processing by ONRR, the party receiving the courtesy notice should ensure it is returned with the rental payment. If a courtesy notice is not received, reference to the lease serial number should be made on the remittance. For leases where there are multiple lessees, the courtesy notice is generally mailed to the lessee holding the majority of lease interest. You should notify ONRR, in writing if you wish to request a change. The procedures and form for submitting a change are found on ONRR's website. Do not rely on receipt of a courtesy notice as a reminder to pay the rental. Failure to receive a courtesy notice will not prevent the lease from terminating if you do not pay the rental, nor is it considered a justifiable reason for not paying the rental on time.

If you have any questions, please call Elaine Guenaga at 775-861-6539, or send electronic mail to eguenaga@blm.gov.

Patricia LaFramboise
Chief, Branch of Minerals Adjudication